UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

AmeriVest Properties Inc.

(Exact name of small business issuer as specified in its charter)

Maryland	1-14462	84-1240264
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1780 South Bellaire Street, Suite 100, Denver, Colorado 80222

(Address of principal executive offices)

(303) 297-1800

(Registrant’s telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                               Entry into a Material Definitive Agreement.

(a)                                 On August 31, 2005, AmeriVest Properties Inc. (“AmeriVest”) entered into an Amended Change of Control and Executive Employment Agreement with its Chief Executive Officer, Charles K. Knight and an Amended Change of Control and Term Employment Agreement with its Chief Investment Officer, John B. Greenman.

Under the terms of the agreement with Mr. Knight, which amends the Change of Control Agreement entered into by and between Mr. Knight and AmeriVest on December 7, 2004, Mr. Knight will receive an annual base salary of $300,000, retroactive to June 1, 2005, for an initial term of employment ending on June 30, 2006.  Continued employment will be at AmeriVest’s and Mr. Knight’s option.  In addition, Mr. Knight received 12,000 shares of restricted stock, scheduled to vest in quarterly increments, beginning on September 15, 2005, and is entitled to receive a cash bonus, payable quarterly, not to exceed $150,000 in the aggregate, to be determined by the Compensation Committee of the Board of Directors.  As of August 31, 2005, the unvested portion of those shares of common stock due to Mr. Knight under AmeriVest’s long-term incentive plan with Mr. Knight (other than those shares that relate to the current or future performance of AmeriVest) vested immediately.

Prior to entering into this agreement, Mr. Knight was entitled to receive in 2005 an annual base salary of $195,000 and would have been eligible to receive a bonus package under AmeriVest’s long-term incentive compensation plan with Mr. Knight, including: (i) a one-year bonus of up to $117,000, based on company performance during 2005 relative to its competitors; (ii) a three-year bonus award of up to $351,000, based on company performance relative to its competitors over the three year period ending December 31, 2005; and (iii) the third of five annual awards of 11,600 shares of AmeriVest’s common stock.   These remaining annual awards, totaling 34,800 shares, vested immediately upon execution of the amended agreement with Mr. Knight.

In the event that Mr. Knight is terminated other than for Cause (as defined in the agreement) prior to June 30, 2006, he will be entitled to receive a severance payment equal to two (2) years base salary, his earned bonus, calculated through the date of termination, and health benefits for a period of twenty four (24) months.  If AmeriVest opts not to renew Mr. Knight’s employment, he will be entitled to receive a severance payment, equal to one (1) year base salary, his earned bonus and twelve (12) months of health benefits.  Mr. Knight will be ineligible to receive either such severance package in the event that he is also entitled to receive severance pursuant to the change of control provisions in the agreement, which do not differ materially from those set forth in his original change of control agreement with AmeriVest.

Under the terms of the agreement with Mr. Greenman, which amends the Change of Control Agreement entered into by and between Mr. Greenman and AmeriVest on December 7, 2004, Mr. Greenman will receive an annual base salary of $220,000 through January 17, 2006.  In addition, Mr. Greenman will be entitled to receive a guaranteed bonus of $50,000 and will be eligible to receive an additional $100,000 bonus as determined by the Chief Executive Officer and the Chairman of the Compensation Committee.  On January 17, 2006, Mr. Greenman will be eligible to receive a one-year severance package, including payments of $15,000 per month and continuing health benefits.  Mr. Greenman will be ineligible to receive such severance package in the event that he is also entitled to receive severance pursuant to the change of control provisions in the agreement, which do not differ materially from those set forth in his original change of control agreement with AmeriVest.

Prior to entering into this agreement, Mr. Greenman was entitled to receive in 2005 an annual base salary of $220,000 and would have been eligible to receive an annual guaranteed bonus of $50,000.

The descriptions of these agreements is qualified in its entirety by reference to the respective agreements, copies of which are included under Item 9.01(c) of this Current Report as Exhibits 99.1 and 99.2, respectively, and included in this item by reference.

(b)                                 On August 30, 2005, the Company entered into a Property Management Without Accounting Services Agreement with Trammell Crow Services, Inc.  Under the terms of the Agreement, the Company retained Trammell Crow Services, Inc. as property manager for its Denver portfolio (Centerra Building, Sheridan Plaza, Panorama Falls Office Building, Kellogg Building, and AmeriVest Plaza at Inverness), effective on or about September 30, 2005.  Trammell Crow is already the leasing broker on this portfolio.  The Company will pay Trammell Crow a monthly fee that is the greater of (a) one and one-eighth percent (1.8%) of monthly gross revenues from the properties or (b) a minimum dollar amount per property whose aggregate is $12,500.  The term of the agreement is for one year, with an automatic renewal for successive one year terms unless otherwise terminated by the parties.  However, if the Company terminates the agreement within the first six months, the Company will pay Trammell Crow a fee for the entire six month period.

(c)                                  Item 2.03 is incorporated herein by reference.

A copy of AmeriVest’s press release is filed with this Current Report as Exhibit 99.3.

Item 2.03.                                 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement or a Registrant.

On August 31, 2005, AmeriVest announced that it had agreed with its primary back group to extend the payment date on its secured and unsecured credit facilities.

The agreement has extended the payment date under AmeriVest’s secured and unsecured credit facilities to September 14, 2005.  Prior to these extensions, AmeriVest was required to repay at least $10 million of its secured Facility and at least $5 million of its unsecured Facility by September 1, 2005.

The description of the terms of these agreements is qualified in its entirety by reference to the agreements, copies of which are included under Item 9.01(c) as Exhibit 99.4 and Exhibit 99.5 to this Current Report and are included in this item by reference.

Item 9.01.	Financial Statements and Exhibits.
	(c)	Exhibits.

	Exhibit 99.1	Amended Change of Control and Executive Employment Agreement between AmeriVest and Charles K. Knight, dated August 31, 2005.

	Exhibit 99.2	Amended Change of Control and Term Employment Agreement between AmeriVest and John B. Greenman, dated August 31, 2005.

	Exhibit 99.3	Press release dated August 31, 2005.

Exhibit 99.4	Letter Agreement regarding AmeriVest’s Unsecured Revolving Loan between AmeriVest and KeyBank National Association, dated August 31, 2005.

Exhibit 99.5	Letter Agreement regarding AmeriVest’s Secured Revolving Loan between AmeriVest and KeyBank National Association, dated August 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERIVEST PROPERTIES INC.

By:	/s/ Charles K. Knight
Name:	Charles K. Knight
Title:	President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended Change of Control and Executive Employment Agreement between AmeriVest and Charles K. Knight, dated August 31, 2005.
99.2	Amended Change of Control and Term Employment Agreement between AmeriVest and John B. Greenman, dated August 31, 2005.
99.3	Press release dated August 31, 2005.
99.4	Letter Agreement regarding AmeriVest’s Unsecured Revolving Loan between AmeriVest and KeyBank National Association, dated August 31, 2005.
99.5	Letter Agreement regarding AmeriVest’s Secured Revolving Loan between AmeriVest and KeyBank National Association, dated August 31, 2005.